Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential. A copy of omitted information will be furnished to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Exhibit A – Order Form

Customer:	Ault (BitNile)

Date of Order or Change Order: 8/15/22

Batch #	001
Deal ID	6993418348
Order Type	☒ New Order ☐ Renewal ☐ Change Order
Equipment
Quantity	Model	Unit Efficiency (W/TH)
6,500	Antminer S19j Pro (100TH)	31
Hosting Services Rate (USD)	Anticipated Daily Rate: [***] (equivalent to $[***]/ kWh)
Total Monthly Package Fee (per unit)	Select @ $[***]
Equipment Term	60 Months

Package Details:

	Basic	Select	Premier
Core Features
Equipment	Customer Provided	Customer Provided	Customer Provided
Equipment Managed	No	Yes	Yes
Rack Space	X	X	X
240V Power	X	X	X
Ambient Air Cooling	X	X	X
Redundant Internet Connectivity	X	X	X
Physical Security	X	X	X
Technical Support
Basic Remote Hands	X	X	X
Advanced Remote Hands		X	X
SLA Level	Network & Power	Hashrate Performance	Hashrate Performance
VPN Access	X
RMA Processing		X	X
Premium Features
Miner Configuration		X	X
Miner Monitoring		X	X
Alert Management and Proactive Response		X	X
Automated Rules-based Reboots		X	X
Stock Firmware Upgrades		X	X
Compute North Pool (U.S.-based pool)			X
Pool to Hash Performance Monitoring, Audit, Reconciliation			X
Discounted Pool Fee			X
Performance Enhancing Firmware • Overclocking, Underclocking, Auto-tuning, Upgrades • Customer provided (subject to Compute North approval) or • Compute North provided (miner model limited)			X

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Payment and Billing Terms:

•	Initial Setup Fee: Initial Setup Fee is due upon execution of this Order Form.

•	Monthly Fees:

▪	Last two months of Monthly Service and Package Fees are due upon execution of this Order Form (the “Initial Deposit”), as follows:
Initial Deposit
Service Fees: ($[***] /day x 30 days/mo. x 2 mos.)	$[***]
Package Fees: (6,500 miners x $[***]/miner x 2 mos.)	+ $[***]
Total Initial Deposit	$[***]

Equipment installation will not begin until received.

▪	The Monthly Service Fee is payable based on the actual hashrate performance of the Equipment per miner type per location as a percentage of the anticipated monthly hashrate per miner type. Customer shall pay a minimum service fee monthly in advance equal to seventy percent (70%) of the Expected Monthly Service Fee (the “Minimum Service Fee”) based on the Anticipated Daily Rate. The Minimum Service Fee is nonrefundable.

▪	The actual Monthly Service Fee is determined using the Hashrate Performance Adjustment:

Hashrate Performance Adjustment = Expected Monthly Service Fees x (100% - Actual hashrate performance percentage by model type)

Any Monthly Service Fee owed in excess of the Minimum Service Fee net of the Hashrate Performance Adjustment will be invoiced monthly in arrears. Customer is not eligible for service credits.

▪	Monthly Service Fees and Monthly Package Fees will be invoiced monthly beginning on the date of Installation and are due upon receipt of invoices submitted by Compute North. Late payments will incur interest at the lesser of 1.5% per month (18% annum) or the maximum amount allowed under applicable law.

▪	Pricing is subject to monthly automated ACH payments. Other payment methods may be subject to a service fee.

Billing Example – Minimum Service Fee
Anticipated Daily Rate (One Miner)	$[***]
Period (Days in the Month)	30
Number of Units	10
Expected Total Monthly Service Fees	$[***]
x 70%
Monthly Minimum Service Fee	$[***]

Billing Example: 96% hashrate performance		Billing Example: 105% hashrate performance
Expected Total Monthly Service Fees	$[***]	Expected Total Monthly Service Fees	$[***]
Hashrate Performance Adjustment (-4%)	-$[***]	Hashrate Performance Adjustment (5%)	$[***]
Total Monthly Service Fee	$[***]	Total Monthly Service Fee	$[***]

Minimum Service Fee (Prepaid)	-$[***]	Minimum Service Fee (Prepaid)	-$[***]
Balance Due	$[***]	Balance Due	$[***]

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Real-Time Interruptible Power:

Real-time interruptible power may not be available for all Equipment. When real-time interruptible power is available, Customer consents to Compute North installing, configuring and maintaining software (including firmware) on the applicable Equipment and using such software to provide real-time interruptible power services subject to this Agreement. Customer acknowledges and agrees that its use of such software is subject to Compute North’s agreement with the licensor(s) thereof.

Deployment Priority:

Customer’s deployment priority is established as of the date on which Compute North receives the Initial Deposit. Once established, Compute North will use commercially reasonable efforts to deploy the Equipment consistent with Customer’s deployment priority subject to the following acknowledged risk factors: land and site acquisition, regulatory affairs, power purchase agreement (PPA), infrastructure equipment availability (medium voltage cables, containers, etc.), and long lead time equipment procurement (substation, transformer, etc.).

Invoice Detail:

Contact Name
Email
Phone
Billing Street
Billing City/State/Zip/Country

Compute North Pool:

At Customer’s request, Compute North will enroll and configure Customer in Compute North’s Bitcoin mining pool, which operates on a Full-Pay-Per-Share (FPPS) basis. Customer’s use of Compute North’s mining pool is subject to, and constitutes Customer’s acceptance of, the then-current terms of service posted at https://mining.luxor.tech/legal/tos, as may be updated from time to time. Compute North shall be entitled to a fee equal to 2% of Customer’s mining reward from its participation in Compute North’s pool. Customer acknowledges and agrees that Compute North is providing Customer with access to its mining pool for Customer’s convenience on an as-is basis and that Compute North does not make any warranties or guarantees, whether express or implied, regarding the availability or performance thereof.

Order Type:

☐ For orders designated as “Renewal” or “Change Order”: This Order Form replaces all then-existing order forms under the applicable Agreement between Compute North and Customer for the identified Equipment, with all other order forms remaining in full force and effect. The Previous Orders and Equipment List attached and appended hereto identifies the Equipment that remains subject to a prior order form as of the date of this Order Form.

☒ For orders designated as “New”: This Addendum is and shall be in addition to all then-existing order forms under the applicable Agreement between Compute North and Customer, which order forms shall remain in full force and effect. The Previous Orders and Equipment List attached and appended hereto identifies the Equipment that remains subject to a prior order form as of the date of this Order Form.

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Compute North LLC	Ault (BitNile)

By:	By:

Name:	Name:

Its:	Its:

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Previous Orders and Equipment List

Batch #	Equipment Type	Quantity	Facility
001

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